UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported:     July 22, 2004

Commission File Number 000-31249

CRITICAL HOME CARE, INC.
(Exact name of registrant as specified in its charter)

NEVADA	88-0331369
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. Number)

26777 CENTRAL PARK BLVD., SUITE 200 SOUTHFIELD, MI	48076
(Address of principal executive offices)	Zip Code

Registrant's telephone no.: 248-352-7530

Item 10.            Amendments to the Registrant’s Code of Ethics.

On June 29, 2004, the Board of Directors of Critical Home Care, Inc. (the “Company”) rescinded the code of ethics adopted by the Board of Directors on December 22, 2003, and adopted an amended and restated Code of Ethics and Conduct (the "Amended and Restated Code of Ethics").  The Amended and Restated Code of Ethics is effective July 29, 2004.

The Amended and Restated Code of Ethics is attached as Exhibit 14.1.

The Amended and Restated Code of Ethics applies to all directors, officers and employees of the Company and its subsidiaries, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Amended and Restated Code of Ethics substantially expands upon the substantive content of the former code of ethics adopted on December 22, 2003.  Provisions of the Amended and Restated Code of Ethics which relate to the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K (17 CFR §229.406(b)) include, but are not limited to, the following:

   Element enumerated in Item 406(b):  Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

Provision of Amended and Restated Code of Ethics relating to element enumerated in Item 406(b):  See Amended and Restated Code of Ethics, Avoiding Conflicts of Interest.

  Element enumerated in Item 406(b):  Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Commission and in other public communications made by the registrant.

Provision of Amended and Restated Code of Ethics relating to element enumerated in Item 406(b):  See Amended and Restated Code of Ethics, Protecting Company Assets and Information, Financial Reporting and Controls.

  Element enumerated in Item 406(b):  Compliance with applicable governmental laws, rules and regulations.

Provision of Amended and Restated Code of Ethics relating to element enumerated in Item 406(b):  See Amended and Restated Code of Ethics, Your Obligations Under Our Code.

  Element enumerated in Item 406(b):  The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code.

Provision of Amended and Restated Code of Ethics relating to element enumerated in Item 406(b):  See Amended and Restated Code of Ethics, Your Obligations Under Our Code and Violations and Waivers of the Code of Ethics and Conduct, Obligation to Report Violations.

  Element enumerated in Item 406(b):  Accountability for adherence to the code.

Provision of Amended and Restated Code of Ethics relating to element enumerated in Item 406(b):  See Amended and Restated Code of Ethics, Your Obligations Under Our Code and Violations and Waivers of the Code of Ethics and Conduct, Obligation to Report Violations.

The Company will provide a copy of the Amended and Restated Code of Ethics, without charge, to any person who sends a written request addressed to the Chairman and CEO at Critical Home Care, Inc. at 26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076.

The Company will file a copy of the Amended and Restated Code of Ethics as an exhibit to its next annual report.

The Company intends to disclose any waivers or amendments to its Amended and Restated Code of Ethics in a report on Form 8-K Item 10, filing rather than by disclosure on its website.

Critical Home Care, Inc.

By: /s/ John E. Elliott II John E. Elliott II Its: Chairman of the Board and Chief Executive Officer